EXHIBIT 99.1

                                                   FREMONT GENERAL

NEWS RELEASE
--------------------------------------------------------------------------------
                                                   2425 OLYMPIC BLVD., 3RD FLOOR
                                                   SANTA MONICA, CA 90404
                                                   TEL (310) 315-5500
                                                   FAX (310) 315-5599



              FREMONT GENERAL REPORTS DILUTED NET INCOME PER SHARE
                     OF $1.23 FOR THE THIRD QUARTER OF 2005


     (SANTA MONICA, CALIFORNIA) - October 27, 2005 - Fremont General Corporation (the "Company"), a nationwide residential and commercial real estate lender doing business primarily through its wholly-owned industrial bank subsidiary, Fremont Investment & Loan, reported today its results for the third quarter of 2005. Net income for the third quarter of 2005 was $92,565,000, which represents an increase of 8.7%, as compared to net income of $85,120,000 for the third quarter of 2004. Diluted net income per share was $1.23 for the third quarter of 2005, up 7% as compared to $1.15 per share for the third quarter of 2004.

     Net income for the first nine months of 2005 was $273,437,000, an increase of 3.9% as compared to $263,161,000 for the first nine months of 2004. Diluted net income per share was $3.65 for the first nine months of 2005, as compared to $3.58 per share for the first nine months of 2004.

RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $9.61 billion during the third quarter of 2005, up from $9.24 billion and $5.88 billion during the second quarter of 2005 and the third quarter of 2004, respectively. The following table highlights the Company's residential real estate loan originations by period indicated:



                                                             3RD QUARTER                   FIRST NINE MONTHS
                                                         2005            2004           2005              2004
                                                     -----------     -----------     ------------     ------------

LOAN ORIGINATION VOLUME (IN $000'S):

  First Mortgages ................................   $ 8,710,006     $ 5,515,901     $ 24,303,516     $ 15,951,462
  Second Mortgages ...............................       900,777         369,076        2,312,618          918,111
                                                     -----------     -----------     ------------     ------------
                                                     $ 9,610,783     $ 5,884,977     $ 26,616,134     $ 16,869,573
                                                     ===========     ===========     ============     ============

     As a result of this volume, loans held for sale increased to $5.77 billion at September 30, 2005, up from $4.36 billion at September 30, 2004. The following tables detail the origination aspects of the Company's loan originations by period indicated:

                                                              3RD QUARTER               FIRST NINE MONTHS
                                                      -------------------------      ------------------------
                                                         2005            2004          2005           2004
                                                      ----------      ---------      ---------      ---------


           FIRST MORTGAGES - ORIGINATION
           -----------------------------
TYPE OF PRODUCT:
  Adjustable Rate (2/28) ..........................         90.4%          83.9%          87.6%          78.1%
  Adjustable Rate (3/27) ..........................          2.2%           3.7%           2.7%           4.0%
  Adjustable Rate (5/25) ..........................          0.7%           1.4%           0.8%           0.5%
  Fixed ...........................................          6.7%          11.0%           8.9%          17.4%
                                                       ---------      ---------      ---------      ---------
                                                           100.0%         100.0%         100.0%         100.0%
                                                       =========      =========      =========      =========
PURPOSE:
  Refinance .......................................         49.0%          54.3%          51.2%          57.7%
  Purchase ........................................         51.0%          45.7%          48.8%          42.3%
                                                       ---------      ---------      ---------      ---------
                                                           100.0%         100.0%         100.0%         100.0%
                                                       =========      =========      =========      =========

Average Loan Size .................................    $ 251,371      $ 210,515      $ 242,511      $ 209,869
Average FICO Score ................................          622            614            622            619
Average LTV .......................................         80.5%          80.4%          80.8%          81.0%
Weighted Average Coupon ...........................         7.32%          7.23%          7.18%          6.99%


       FIRST & SECOND MORTGAGES - ORIGINATION
       --------------------------------------
GEOGRAPHIC DISTRIBUTION:
  California ......................................         26.8%          31.9%          28.2%          35.6%
  New York ........................................         11.2%          11.5%          11.1%          11.3%
  Florida .........................................         11.6%           7.2%          10.7%           7.6%
  New Jersey ......................................          6.8%           7.6%           6.8%           6.0%
  Maryland ........................................          6.6%           4.8%           5.8%           4.1%
  All other states ................................         37.0%          37.0%          37.4%          35.4%
                                                       ---------      ---------      ---------      ---------
                                                           100.0%         100.0%         100.0%         100.0%
                                                       =========      =========      =========      =========

     The net gain on the sale of residential real estate loans during the third quarter of 2005 totaled $116.0 million (or 1.26%) on whole loan sales and securitizations of $9.27 billion, as compared to a gain of $89.4 million (or 1.32%) on whole loan sales and securitizations of $6.80 billion during the third quarter of 2004. The gross premiums realized on whole loan sales and securitizations during the third quarter of 2005 were lower than in the third quarter of 2004 primarily as a result of lower interest rate margins.

COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans held for investment, before the allowance for loan losses, totaled $4.11 billion at September 30, 2005, as compared to $3.85 billion at September 30, 2004. New loan commitments entered into increased to $1.56 billion during the third quarter of 2005, up from $1.16 billion during the second quarter of 2005 and $881.2 million in the third quarter of 2004. The third quarter increase in loan commitments has resulted in an increase in the Company's loans outstanding. The following table highlights the commercial real estate loans outstanding as of the dates indicated:



                                                                                SEPTEMBER 30,      SEPTEMBER 30,
(IN $000'S)                                                                         2005               2004
                                                                                ------------       ------------

COMMERCIAL REAL ESTATE ("CRE") LOAN TYPES:
  Bridge ...................................................................    $  2,030,701       $  1,830,845
  Construction .............................................................       1,391,419          1,062,676
  Permanent ................................................................         644,706            794,956
  Single Tenant Credit .....................................................          87,631            196,494
                                                                                ------------       ------------
                                                                                $  4,154,457       $  3,884,971
  Net deferred origination fees and costs ..................................         (41,603)           (35,231)
                                                                                ------------       ------------
TOTAL CRE LOANS - NET ......................................................    $  4,112,854       $  3,849,740
                                                                                ============       ============

GEOGRAPHIC DISTRIBUTION:
  California ...............................................................            29.9%              36.9%
  Florida ..................................................................            13.3%               9.4%
  New York .................................................................            13.1%              14.2%
  Illinois .................................................................             4.9%               8.3%
  Arizona ..................................................................             4.8%               2.6%
  Virginia .................................................................             4.6%               1.8%
  All other states .........................................................            29.4%              26.8%
                                                                                ------------       ------------
                                                                                       100.0%             100.0%
                                                                                ============       ============

Non-accrual loans ..........................................................    $     21,926       $     64,242
REO ........................................................................          24,712             27,327
                                                                                ------------       ------------
Non-accrual loans and REO ..................................................    $     46,638       $     91,569
                                                                                ============       ============

Non-accrual loans to total CRE loans - net .................................            0.53%              1.67%



     Non-accrual commercial real estate loans and REO totaled $46.6 million (comprised of 6 loans and 7 REO properties) at September 30, 2005, down from $91.6 million (comprised of 14 loans and 11 REO properties) as of September 30, 2004. The Company incurred no net loan charge-offs during the third quarter of 2005 and realized $2.8 million in recoveries of loan balances previously charged-off; this is compared to $5.0 million in net loan charge-offs during the third quarter of 2004. The annualized net charge-off ratio for the nine month period ending September 30, 2005 was 0.20%, a decrease as compared to 0.65% the first nine months of 2004.

OTHER HIGHLIGHTS

o Net interest income increased to $120.3 million for the third quarter of 2005, as compared to $113.5 million for the third quarter of 2004. Net interest income increased as a result of increased average interest-earning assets; however, net interest income, as a percentage of net interest-earning assets at the financial services operations level, while still at strong levels, decreased to 4.56% for the third quarter of 2005 from 5.15% for the third quarter of 2004. This decrease is primarily a result of lower interest rate margins as funding costs have increased faster than loan yields.

o As a result of the decrease in the non-accrual loan balances in the commercial real estate loan portfolio in the third quarter of 2005, the Company realized a decrease in its provision for loan losses, which resulted in a $4.07 million credit to income as compared to a $10.31 million credit to income for the third quarter of 2004. As of September 30, 2005, the allowance for loan losses totaled $158.7 million, or 3.85% of the total commercial real estate loans held for investment.

o Fremont Investment & Loan, as of September 30, 2005, had $10.8 billion in assets, $8.4 billion in FDIC-insured deposits and $1.5 billion in stockholder's equity, with a total Risk-Based Capital ratio of 16.6%.

o The residential real estate loan servicing platform was servicing approximately $22.2 billion in loans outstanding as of September 30, 2005. This amount was comprised of the Company's securitized loans, loans sold with servicing retained, loans held for sale and interim servicing for loans sold to third parties.

o Stockholders' equity totaled $1.3 billion, or $16.64 per share, at September 30, 2005.


     Fremont General Corporation's common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan provides nationwide commercial and non-prime residential real estate lending through its 14 regional offices (nine commercial and five residential) and does so primarily on a first mortgage basis. As of September 30, 2005, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 33 states and during the third quarter of 2005, it originated residential real estate loans in 46 states.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate and
competitive environments, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the impact of changes in federal and state tax laws and interpretations, including tax rate changes, and the effect of any adverse outcomes from the resolution of issues with taxing authorities, (x) the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (xi) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

--------------------------------------------------------------------------------

o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on October 27, 2005.
o The call will be webcast live on the Internet at www.fremontgeneral.com. Under "Company" scroll down to "Event Calendar" and click on "Q3 2005 Fremont General Corporation Earnings Conference Call." Go to the web site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived through October 27, 2006.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time and use confirmation code 1325461. The telephone replay will be archived through November 25, 2005 at 706/645-9291
     - use confirmation code 1325461.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at www.fremontgeneral.com or at www.sec.gov.
o    Contact: Investor Relations 310/315-5500
o    Website: www.fremontgeneral.com

FREMONT GENERAL CORPORATION
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)





                                                                          THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                             SEPTEMBER 30,                 SEPTEMBER 30,
CONSOLIDATED STATEMENTS OF OPERATIONS:                                    2005           2004           2005           2004
                                                                       ---------      ---------      ---------      ---------

INTEREST INCOME:
  Interest and fee income on loans:
    Residential ....................................................   $ 115,007      $  86,223      $ 351,781      $ 269,316
    Commercial .....................................................      81,242         72,405        224,091        221,796
    Other ..........................................................        (342)           111           (158)           385
                                                                       ---------      ---------      ---------      ---------
                                                                         195,907        158,739        575,714        491,497
  Interest income - other ..........................................      12,107          4,165         25,174          9,143
                                                                       ---------      ---------      ---------      ---------
                                                                         208,014        162,904        600,888        500,640
INTEREST EXPENSE:
  Deposits .........................................................      70,265         38,037        181,921        108,095
  FHLB advances and warehouse lines of credit ......................      11,340          5,288         33,615         21,286
  Senior Notes .....................................................       3,650          3,691         10,951         11,664
  Junior Subordinated Debentures ...................................       2,320          2,320          6,959          6,959
  Other ............................................................          91             64            380            164
                                                                       ---------      ---------      ---------      ---------
                                                                          87,666         49,400        233,826        148,168
                                                                       ---------      ---------      ---------      ---------
Net interest income ................................................     120,348        113,504        367,062        352,472
Provision for loan losses ..........................................      (4,071)       (10,309)        (7,251)         6,236
                                                                       ---------      ---------      ---------      ---------
Net interest income after provision for loan losses ................     124,419        123,813        374,313        346,236

NON-INTEREST INCOME:
  Net gain on whole loan sales and securitizations
    of residential real estate loans ...............................     116,044         89,366        316,368        338,612
  Net loss on extinguishment of debt ...............................           -              -              -            (53)
  Loan servicing income ............................................      20,155         11,712         49,841         25,881
  Mortgage servicing rights amortization and impairment
    provision ......................................................      (6,588)        (3,126)       (16,299)        (9,010)
  Impairment on residual assets ....................................           -              -         (1,790)             -
  Other ............................................................       4,602          2,961         14,569         16,119
                                                                       ---------      ---------      ---------      ---------
                                                                         134,213        100,913        362,689        371,549
NON-INTEREST EXPENSE:
  Compensation and related .........................................      61,851         50,950        176,785        186,180
  Occupancy ........................................................       7,412          4,404         21,289         11,482
  Other ............................................................      33,334         24,474         81,682         70,483
                                                                       ---------      ---------      ---------      ---------
                                                                         102,597         79,828        279,756        268,145
                                                                       ---------      ---------      ---------      ---------
Income before income taxes .........................................     156,035        144,898        457,246        449,640
Income tax expense .................................................      63,470         59,778        183,809        186,479
                                                                       ---------      ---------      ---------      ---------
Net income .........................................................   $  92,565      $  85,120      $ 273,437      $ 263,161
                                                                       =========      =========      =========      =========

EARNINGS PER SHARE:
  Basic ............................................................   $    1.27      $    1.18      $    3.77      $    3.66
  Diluted ..........................................................        1.23           1.15           3.65           3.58

WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic ............................................................      72,962         72,231         72,509         71,833
  Diluted ..........................................................      75,528         73,856         74,856         73,423

CASH DIVIDENDS DECLARED PER COMMON SHARE ...........................   $    0.08      $    0.06      $    0.23      $    0.17
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END .......................                                 $   16.64      $   12.15

SHARES OUTSTANDING AT PERIOD-END (IN THOUSANDS) ....................                                    77,875         77,065


FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2004)
(THOUSANDS OF DOLLARS)





                                                                                SEPTEMBER 30,     DECEMBER 31,
CONSOLIDATED BALANCE SHEETS:                                                        2005              2004
                                                                                ------------      ------------

ASSETS
Cash and cash equivalents ..................................................    $    764,920      $    904,975
Investment securities classified as available for sale at fair value .......             941             1,236
Federal Home Loan Bank stock at cost .......................................         131,553            77,127
Loans held for sale - net ..................................................       5,767,480         5,454,692
Loans held for investment - net ............................................       3,960,383         3,313,089
Mortgage servicing rights - net ............................................          28,005            18,002
Residual interests in securitized loans at fair value ......................          28,221            15,774
Accrued interest receivable ................................................          36,216            34,121
Foreclosed real estate owned ...............................................          27,936            23,922
Premises and equipment - net ...............................................          61,073            54,347
Deferred income taxes ......................................................         116,952           155,529
Other assets ...............................................................          77,736            53,182
                                                                                ------------      ------------
    TOTAL ASSETS ...........................................................    $ 11,001,416      $ 10,105,996
                                                                                ============      ============

LIABILITIES
Deposits:
  Savings accounts .........................................................    $  1,174,900      $  1,283,223
  Money market deposit accounts ............................................         438,732           508,227
  Certificates of deposit ..................................................       6,827,080         5,755,530
                                                                                ------------      ------------
                                                                                   8,440,712         7,546,980

Warehouse lines of credit ..................................................               -                 -
Federal Home Loan Bank advances ............................................         639,000           900,000
Senior Notes due 2009 ......................................................         180,368           180,133
Liquid Yield Option Notes due 2013 .........................................               -               611
Junior Subordinated Debentures .............................................         103,093           103,093
Other liabilities ..........................................................         342,103           361,531
                                                                                ------------      ------------
    TOTAL LIABILITIES ......................................................       9,705,276         9,092,348

Stockholders' Equity
Common stock ...............................................................          77,875            77,241
Additional paid-in capital .................................................         342,245           330,328
Retained earnings ..........................................................         919,327           663,580
Deferred compensation ......................................................         (51,303)          (58,916)
Accumulated other comprehensive income .....................................           7,996             1,415
                                                                                ------------      ------------
    TOTAL STOCKHOLDERS' EQUITY .............................................       1,296,140         1,013,648
                                                                                ------------      ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .............................    $ 11,001,416      $ 10,105,996
                                                                                ============      ============

FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2004)
(THOUSANDS OF DOLLARS)

                                                                                SEPTEMBER 30,     DECEMBER 31,    SEPTEMBER 30,
                                                                                    2005              2004            2004
                                                                                ------------      -----------     ------------
Loans held for investment:
  Commercial real estate ...................................................    $  4,112,854      $ 3,480,088     $  3,849,740
  Other ....................................................................           6,242            4,526            7,413
                                                                                ------------      -----------     ------------
                                                                                   4,119,096        3,484,614        3,857,153
Allowance for loan losses ..................................................        (158,713)        (171,525)        (189,622)
                                                                                ------------      -----------     ------------
Loans held for investment - net ............................................    $  3,960,383      $ 3,313,089     $  3,667,531
                                                                                ============      ===========     ============
Allowance for loans losses as a percentage of loans receivable
  held for investment ......................................................            3.85 %           4.92 %           4.92 %
Total non-accrual loans as a percentage of total loans held
  for investment ...........................................................            0.53 %           2.36 %           1.74 %

Non-accrual loans held for investment:
  Commercial real estate ...................................................    $     21,926      $    82,289     $     64,242
  Other ....................................................................               -                -            2,908
                                                                                ------------      -----------     ------------
                                                                                $     21,926      $    82,289     $     67,150
                                                                                ============      ===========     ============

Accruing commercial real estate loans past due 90 days or more .............    $          -      $         -     $          -
Restructured commercial real estate loans on accrual status ................    $     12,350      $     9,302     $     88,784

Foreclosed real estate owned (REO):
  Commercial real estate ...................................................    $     24,712      $    21,344     $     27,327
  Residential real estate ..................................................           3,224            2,578            1,358
                                                                                ------------      -----------     ------------
                                                                                $     27,936      $    23,922     $     28,685
                                                                                ============      ===========     ============
Residential real estate loans held for sale:
  1st trust deeds ..........................................................    $  5,119,708      $ 5,036,724     $  4,069,089
  2nd trust deeds ..........................................................         617,822          383,039          273,197
                                                                                ------------      -----------     ------------
                                                                                   5,737,530        5,419,763        4,342,286
Basis adjustment for fair value hedge accounting ...........................               -           (1,327)               -
Net deferred direct loan origination costs .................................          65,298           74,514           60,859
                                                                                ------------      -----------     ------------
                                                                                   5,802,828        5,492,950        4,403,145
Less: Valuation reserve ....................................................         (35,348)         (38,258)         (41,725)
                                                                                ------------      -----------     ------------
Loans held for sale - net ..................................................    $  5,767,480      $ 5,454,692     $  4,361,420
                                                                                ============      ===========     ============

Non-accrual residential real estate loans held for sale ....................    $     15,081      $    11,874     $     18,830

                                                                                 3RD QUARTER      2ND QUARTER      3RD QUARTER
                                                                                    2005              2005             2004
                                                                                ------------      -----------     ------------
Total net charge-offs (recoveries) of loans held for investment:
  Commercial real estate ...................................................    $     (2,823)     $     7,769     $      4,961
  Residential real estate ..................................................              (5)               -               14
  Residential real estate: Fair value adjustment on transfer to
    held for sale ..........................................................               -                -            9,856
  Other ....................................................................               -                -              (36)
                                                                                ------------      -----------     ------------
                                                                                $     (2,828)     $     7,769     $     14,795
                                                                                ============      ===========     ============
Net commercial real estate charge-offs (recoveries)
  to average commercial real estate loans ..................................           (0.28)%           0.81 %           0.52 %

o    Loans receivable held for investment do not include loans designated as held for sale and are stated net of deferred direct loan origination fees and costs.
o    Net charge-off ratios are annualized percentages.
o    Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o    Net deferred direct loan origination costs include loan origination costs directly associated with the origination of the loans (such as internal sales and external broker compensation), net of origination points and fees received, which are then deferred and recognized in income when the loans are sold.
o    Restructured commercial real estate loans are presented as such in the period of restructure and the three subsequent quarters.

                                                                     Page 8 of 9

FREMONT GENERAL CORPORATION
(UNAUDITED)
(THOUSANDS OF DOLLARS)

                                                                     THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                      SEPTEMBER 30,
                                                                    2005              2004             2005              2004
                                                                ------------      -----------      ------------      ------------
Fremont General Credit Corporation (only):
Average net interest-earning assets (NEA) ...................   $ 10,885,666      $ 9,181,381      $ 10,885,085      $  9,465,525

  Interest income ...........................................   $    207,090      $   162,496         $ 598,657      $    499,647
  Interest expense ..........................................        (82,012)         (43,729)         (216,902)         (130,586)
                                                                ------------      -----------      ------------      ------------
      Net interest income ...................................   $    125,078      $   118,767      $    381,755      $    369,061
                                                                ============      ===========      ============      ============
As a percentage of NEA:
  Interest income ...........................................           7.55 %           7.04 %            7.35 %            7.05 %
  Interest expense ..........................................          (2.99)%          (1.89)%           (2.66)%           (1.84)%
                                                                ------------      -----------      ------------      ------------
  Net interest income .......................................           4.56 %           5.15 %            4.69 %            5.21 %
                                                                ============      ===========      ============      ============

 o The above net interest income information excludes holding company (i.e., Fremont General) assets and net interest income and expense.

Whole loan sales of residential real estate loans ...........   $  8,236,360      $ 6,245,154      $ 22,861,862      $ 14,426,043
Securitizations of residential real estate loans ............      1,032,725          555,814         3,224,291         2,178,572
                                                                ------------      -----------      ------------      ------------
                                                                $  9,269,085      $ 6,800,968      $ 26,086,153      $ 16,604,615
                                                                ============      ===========      ============      ============

Gross premium recognized on loan sales and securitizations ..   $    208,687      $   204,820      $    678,503      $    612,897
Net gain (loss) on derivative instruments ...................         24,218           (6,552)           15,833            (2,923)
Net direct loan origination costs ...........................       (111,712)         (90,321)         (333,369)         (230,474)
Provision for premium recapture and reversal ................         (9,096)          (9,191)          (26,690)          (22,133)
                                                                ------------      -----------      ------------      ------------
                                                                     112,097           98,756           334,277           357,367
Provision for valuation and repurchase reserves .............          3,947           (9,390)          (17,909)          (18,755)
                                                                ------------      -----------      ------------      ------------
  Net gain on sale ..........................................   $    116,044      $    89,366      $    316,368      $    338,612
                                                                ============      ===========      ============      ============

Net gain on sale ............................................   $    116,044      $    89,366      $    316,368      $    338,612
Origination expenses allocated during the period of
  origination ...............................................        (30,381)         (53,551)         (108,535)         (145,367)
                                                                ------------      -----------      ------------      ------------
  Net operating gain on sale ................................   $     85,663      $    35,815      $    207,833      $    193,245
                                                                ============      ===========      ============      ============

Gross premium recognized on loan sales and securitizations ..           2.25 %           3.02 %            2.60 %            3.68 %
Net gain (loss) on derivative instruments ...................           0.26 %          (0.10)%            0.06 %           (0.02)%
Net direct loan origination costs ...........................          (1.20)%          (1.32)%           (1.27)%           (1.39)%
Provision for premium recapture and reversal ................          (0.10)%          (0.14)%           (0.10)%           (0.13)%
                                                                ------------       ----------      ------------      ------------
                                                                        1.21 %           1.46 %            1.29 %            2.14 %
Provision for valuation and repurchase reserves .............           0.05 %          (0.14)%           (0.06)%           (0.12)%
                                                                ------------       ----------      ------------      ------------
  Net gain on sale ..........................................           1.26 %           1.32 %            1.23 %            2.02 %
                                                                ============       ==========      ============      ============

Net gain on sale ............................................           1.26 %           1.32 %            1.23 %            2.02 %
Origination expenses allocated during the period of
  origination ...............................................          (0.33)%          (0.79)%           (0.42)%           (0.88)%
                                                                ------------       ----------      ------------      ------------
  Net operating gain on sale ................................           0.93 %           0.53 %            0.81 %            1.14 %
                                                                ============       ==========      ============      ============

o    Percentages are of total loan sales and securitizations, net of repurchases, during the period indicated.

o    Premium recapture and reversal is the reversal or recapture of premium on loans sold which either prepay early per the terms of each sales contract or for certain loans repurchased from prior sales; includes some interest adjustment on loans repurchased.

o    Provision for valuation and repurchase reserves represents adjustments to the valuation allowance for the Company's held for sale loans and adjustments to the Company's repurchase reserve for the effect of loans estimated to be repurchased.

o    Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period of origination and which are not deferred for GAAP. These expenses are included in non-interest expense in the consolidated statement of operations during the period incurred. There is no directly comparable GAAP financial measure to "Origination expenses allocated during the period of origination", the components of which are calculated in accordance with GAAP.

o    Net operating gain on sale is a supplement to, and not a substitute for, the information presented in the consolidated statement of operations as prepared in accordance with GAAP. The Company utilizes this additional information as part of its management of the total costs and efficiency of its loan origination platform. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies. Because these expenses are estimates that are based on loans sold during the current period utilizing actual costs from prior periods, these costs may fluctuate from period to period reflecting changes in the volume of loans sold, originated and the actual indirect expenses incurred during the period of loan origination. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the Company's residual interests in securitized loans.

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